UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2019

HECLA MINING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of principal executive offices) (Zip Code)

(208) 769-4100

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HL	New York Stock Exchange
Preferred Stock	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Hecla Mining Company (“our,” “we,” or “Hecla”) held on May 23, 2019, our shareholders were asked to consider and vote upon the following seven proposals: (1)  election of three nominees to our Board of Directors to hold office until the 2022 Annual Meeting of Shareholders or until their successors are duly elected and qualified; (2) ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the calendar year 2019; (3) approval, on an advisory basis, of the compensation of our named executive officers; (4) amendments to our 2010 Stock Incentive Plan; (5) amendments to our Certificate of Incorporation and Bylaws to remove certain 80% supermajority voting provisions; (6) amendments to our Certificate of Incorporation and Bylaws to permit shareholders to call special meetings of shareholders under certain circumstances; and (7) amendments to our Certificate of Incorporation and Bylaws to declassify the Board of Directors.

On the record date of March 25, 2019, there were 482,987,752 shares of Hecla common stock issued and outstanding and entitled to vote at the Annual Meeting. The count of shares present at the meeting, in person or proxy, was 386,793,179 or 80.08% of the outstanding shares of common stock of Hecla. For each proposal, the results of shareholder voting were as follows:

Proposal 1.   Election of Three Director Nominees. The shareholders elected each of the director nominees proposed by our Board of Directors to serve until the 2022 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified. The following is a breakdown of the voting results:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Ted Crumley	248,827,711	12,931,781	8,287,330	116,746,357
Terry V. Rogers	250,024,817	11,742,322	8,279,683	116,746,357
Charles B. Stanley	250,664,175	11,108,810	8,273,837	116,746,357

Proposal 2. Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm. Our shareholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstain
360,053,569	17,739,242	9,000,368

There were no broker non-votes with respect to Proposal 2.

Proposal 3.   Advisory Vote on Executive Compensation. Our shareholders approved the compensation of Hecla’s named executive officers. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
157,503,750	109,224,630	3,318,442	116,746,357

Proposal 4. Approval of Amendments to our 2010 Stock Incentive Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
237,182,203	31,626,024	1,238,595	116,746,357

Proposal 5. Approval of Amendments to the Company’s Certificate of Incorporation and Bylaws to Remove Certain 80% Supermajority Voting Provisions. The following is a breakdown of the voting results on the amendments:

Votes For	Votes Against	Abstain	Broker Non-Votes
257,063,199	11,886,930	1,096,693	116,746,357

The affirmative vote by at least 80% of our outstanding shares of common stock eligible to vote was required for approval of Proposal 5. The proposal received the affirmative vote of only 53.22% of the outstanding shares, which was not enough for it to pass.

Proposal 6. Approval of Amendments to the Company’s Certificate of Incorporation and Bylaws to Permit Shareholders to Call Special Meetings of Shareholders under Certain Circumstances. The following is a breakdown of the voting results on the amendments:

Votes For	Votes Against	Abstain	Broker Non-Votes
260,305,285	8,984,083	757,454	116,746,357

The affirmative vote by at least 80% of our outstanding shares of common stock eligible to vote was required for approval of Proposal 6. The proposal received the affirmative vote of only 53.89% of the outstanding shares, which was not enough for it to pass.

Proposal 7. Approval of Amendments to our Certificate of Incorporation and Bylaws to Declassify the Board of Directors. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
260,593,846	8,654,293	798,683	116,746,357

The affirmative vote by at least 80% of our outstanding shares of common stock eligible to vote was required for approval of Proposal 7. The proposal received the affirmative vote of only 53.95% of the outstanding shares, which was not enough for it to pass.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description
10.1

Hecla Mining Company 2010 Stock Incentive Plan (Amended and restated as of May 23, 2019). Filed as Appendix A to our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 9, 2019, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    May 28, 2019

Hecla Mining Company

By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel